EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Ownership	State of Incorporation

A. J. Smith Federal Savings Bank	100%	Federal

A. J. S Insurance, LLC	100%	Illinois